*** Certain identified information has been excluded from this exhibit because it is both not material and the type the registrant treats as private or confidential

UMBRELLA STRATEGIC PARTNERSHIP PROJECT AGREEMENT WITH NON-FEDERAL SPONSORS

Umbrella Strategic Partnership Project Agreement No.[redacted]

Between

Battelle Energy Alliance, LLC (BEA, Contractor)
Operating Under Contract No. DE-AC07-05ID14517 for the
U. S. Department of Energy

And

Lightbridge Corporation (Lightbridge, Sponsor)

The obligations of the above-identified DOE Site/Facility Management Contractor shall apply to any successor in interest to said contractor continuing the operation of the DOE facility involved in this Strategic Partnership Project (SPP) Agreement.

TERMS AND CONDITIONS

1. PARTIES TO THE AGREEMENT

The U.S. Department of Energy Contractor, Battelle Energy Alliance, LLC, has been requested by Lightbridge to perform the work set forth in the Statement of Work (SOW) [redacted], dated 05/31/2022, attached hereto as Appendix A. The Statement of Work identifies areas of interest under this SPP, and work will be performed in accordance with individual Project Task Statements (PTSs) describing specific work falling within one or more of the areas of interest set forth in Appendix A. Each specific PTS must be approved by DOE. Appendix A, SOW, and the PTSs are an integral part of this SPP. It is understood by the Parties that the Contractor is obligated to comply with the terms and conditions of its Management and Operating (M&O) Prime Contract with the United States Government (Government) represented by the United States Department of Energy (DOE) when providing goods, services products, processes, materials, or information to the Sponsor under this Agreement.

2. TERM OF THE AGREEMENT

The effective date of this SPP and any PTS shall be the latter date of (1) the date on which it is signed by the last of the Parties thereto, or (2) the date on which the Contractor receives advance funding from the Sponsor. The work to be performed under this SPP shall be completed within seven (7) years from the effective date. The term of this SPP, or any PTS under this SPP, may be extended by mutual, written agreement of the Parties, provided that the term of the PTS does not exceed the term of the SPP.

3. COSTS

The work will be performed on a full cost recovery basis and the Contractor has no obligation to continue or complete performance of the work at a cost in excess of its estimated cost stated in each PTS and any subsequent modification.

4. FUNDING AND PAYMENT

The Sponsor shall provide sufficient funds in advance to ensure that Contractor's costs do not exceed the balance of advance funds until costs are invoiced and paid. This advance shall also cover the anticipated termination cost that the Contractor would incur if the Agreement were terminated. Funding and payment terms are addressed in each PTS and shall be paid in accordance with each individual PTS.

5. SOURCE OF FUNDS

The Sponsor hereby warrants and represents that, if the funding it brings to this Agreement has been secured through other agreements, such other agreements do not have any terms and conditions (including intellectual property) that conflict with the terms of this Agreement.

6. PROPERTY

Unless the Parties otherwise agree in writing, all equipment produced or acquired with funds provided by the Sponsor shall be disposed of as instructed by the Sponsor. Any property which becomes integrated into the facility becomes the property of the Government. No Federal funds will be used to purchase any property or equipment for this Agreement. Property or equipment produced or acquired as part of this Agreement will be accounted for and maintained during the term of the Agreement in the same manner as DOE property or equipment.

7. PRE-PUBLICATION REVIEW

The publishing Party shall provide the other Party a sixty (60) day period in which to review and comment on proposed publications that either disclose technical developments and/or research findings generated in the course of this Agreement, or identify Proprietary Information (as defined in Article 15). The publishing Party shall not publish or otherwise disclose Proprietary Information identified by the other Party, except as provided by law. Failure of any Party to respond to a proposed publication within sixty (60) days of confirmation of receipt shall be deemed as approval for the publishing Party to proceed with the publications.

8. LEGAL NOTICE

The Parties agree that the following legal notice shall be affixed to each report furnished to the Sponsor under this Agreement and to any report resulting from this Agreement, which may be distributed by the Sponsor. "Neither the United States Government nor any agency thereof, nor the Contractor, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product or process disclosed, or represents that its use would not infringe privately owned rights. References therein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise, does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

9. DISCLAIMER

THE GOVERNMENT AND THE CONTRACTOR MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO THE CONDITIONS OF THE RESEARCH OR ANY INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DEVELOPED UNDER THIS STRATEGIC PARTNERSHIP PROJECT AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR RESULTING PRODUCT; THAT THE GOODS, SERVICES, MATERIALS, PRODUCTS, PROCESSES, INFORMATION, OR DATA TO BE FURNISHED HEREUNDER WILL ACCOMPLISH INTENDED RESULTS OR ARE SAFE FOR ANY PURPOSE INCLUDING THE INTENDED PURPOSE; OR THAT ANY OF THE ABOVE WILL NOT INTERFERE WITH

PRIVATELY OWNED RIGHTS OF OTHERS. NEITHER THE GOVERNMENT NOR THE CONTRACTOR SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ATTRIBUTED TO SUCH RESEARCH OR RESULTING PRODUCT, INTELLECTUAL PROPERTY, GENERATED INFORMATION, OR PRODUCT MADE OR DELIVERED UNDER THIS STRATEGIC PARTNERSHIP PROJECT AGREEMENT.

10. GENERAL INDEMNITY

The Sponsor agrees to indemnify and hold harmless the Government, DOE, the Contractor, and persons acting on their behalf from all liability, including costs and expenses incurred, to any person, including the Sponsor, for injury to or death of persons or other living things, or injury to or destruction of property arising out of the performance of the Agreement by the Government, DOE, the Contractor, or persons acting on their behalf, or arising out of the use of the services performed, materials supplied, or information given hereunder by any person including the Sponsor, and not directly resulting from the fault or negligence of the Government, DOE, the Contractor, or persons acting on their behalf.

11. PRODUCT LIABILITY INDEMNITY

Except for any liability resulting from any negligent acts or omissions of the Government or the Contractor, the Sponsor hereby agrees to indemnify the Contractor and the Government, their officers, agents and employees from any and all liability, claims or damages, including attorney fees and cost whatsoever, for injury to or death of persons, or damage to or destruction of property, as a result of or arising out of the making, using, or selling of a product, process, or service which was derived from the work performed under this Agreement by or on behalf of the Sponsor, its assignees or licensees. In respect to this paragraph, neither the Government nor the Contractor shall be considered assignees or licensees of the Sponsor as a result of reserved Government and Contractor rights. The indemnity set forth in this paragraph shall apply only if the Sponsor shall have been informed as soon and as completely as practical by the Contractor and/or the Government of the action alleging such claim and shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense, and the Contractor and/or Government shall have provided all reasonably available information and reasonable assistance requested by the Sponsor. No settlement for which the Sponsor would be responsible shall be made without the Sponsor's consent, unless required by a final decree of a court of competent jurisdiction.

12. INTELLECTUAL PROPERTY INDEMNITY

The Sponsor shall indemnify the Government and the Contractor and their officers, agents and employees against liability, including attorney's fees and costs, for infringement of any United States patent, copyright, or other intellectual property arising out of any acts required or directed by the Sponsor to be performed under this Agreement to the extent such acts are not already performed at the facility. Such indemnity shall not apply to a claimed infringement that is settled without the consent of the Sponsor unless required by a court of competent jurisdiction.

13. NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT

The Sponsor shall report to DOE and the Contractor, promptly and in reasonable written detail, each claim of patent or copyright infringement based on the performance of the Agreement of which the Sponsor has knowledge. The Sponsor shall furnish to DOE and the Contractor, when requested by DOE or the Contractor, all evidence and information in the possession of the Sponsor pertaining to such claim.

14. PATENT RIGHTS

1. Definitions

   A. "Facility Contractor" means Battelle Energy Alliance, LLC as Operator of the Idaho National

Laboratory, operating under DOE Prime Contract No. DE-AC07-05ID14517 or any successor contractor thereof.

B. "Subject Invention" means any invention or discovery of the Facility Contractor, or, to the extent the Sponsor or a Facility subcontractor is performing any work under this Agreement, of the Sponsor or Facility subcontractor respectively, conceived in the course of or under this Agreement, or, in the case of an invention previously conceived by the Sponsor or Facility subcontractor, first actually reduced to practice in the course of or under this Agreement. "Subject Invention" includes any art, method, process, machine, manufacture, design or composition of matter, or any new and useful improvement thereof, or any variety of plant, whether patented under the Patent Laws of the United States of America or any foreign country, or unpatented.

C. "Patent Counsel" means the DOE/NNSA field Patent Counsel assisting the procuring activity which has the administrative responsibility for the Facility where the work under this Agreement is to be performed.

2. Rights of the Sponsor

A. Election to Retain Rights

Subject to the provisions of Paragraph 3 with respect to any Subject Invention reported and elected in accordance with Paragraph 4 of this Article, the Sponsor may elect to retain the entire right, title, and interest throughout the world to each Subject Invention and any patent application filed in any country on a Subject Invention and in any resulting patent secured by the Sponsor. Where appropriate, the filing of patent applications by the Sponsor is subject to DOE and other Government security regulations and requirements.

3. Rights of Facility Contractor and Government

A. Assignment to either the Facility Contractor or the Government

The Sponsor agrees to assign to either the Facility Contractor or the Government, as requested by the Facility Contractor or Government, the entire right, title, and interest in any country to each Subject Invention for which the Sponsor:

(1) does not elect pursuant to this Article to retain such rights; or

(2) elects to retain title to a Subject Invention pursuant to Paragraph 2 but fails to have a patent application filed in that country on the Subject Invention or decides not to continue prosecution or not to pay any maintenance fees covering the invention.

B. Terms and Conditions of Waived Rights

(1) To preserve the Facility Contractor's and the Government's residual rights to Subject Inventions, and in patent applications and patents on Subject Inventions, the Sponsor shall take all actions in reporting, electing, filing on, prosecuting, and maintaining invention rights promptly, but in any event, in sufficient time to satisfy domestic and foreign statutory and regulatory time requirements, or, if the Sponsor decides not to take appropriate steps to protect the invention rights, it shall notify the Facility Contractor in sufficient time to permit either the Facility Contractor or the Government to file, prosecute, and maintain patent applications and any resulting patents prior to the end of such domestic or foreign statutory or regulatory time requirements.

(2) The Sponsor shall convey or ensure the conveyance of any executed instruments necessary

to vest in either the Facility Contractor or the Government the rights set forth in this Article.

(3) With respect to any Subject Invention in which the Sponsor retains title, the Government retains a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced by or on behalf of the United States the Subject Invention throughout the world.

(4) The Sponsor shall provide the Government a copy of any patent application filed on a Subject Invention within six (6) months after such application is filed, including its serial number and filing date.

(5) Preference for U.S. Industry. Notwithstanding any other provision of this Article, the Sponsor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any Subject Invention in the United States unless such person agrees that any products embodying the Subject Invention or produced through the use of the Subject Invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Sponsor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(6) The Sponsor agrees to refund any amounts received as royalty charges on any Subject Invention in procurement by or on behalf of the Government and to provide for that refund in any instrument transferring rights to any party in the invention.

(7) The specification of any United States patent applications and any patent issuing thereon covering a Subject Invention, must include the following statement. *"The Government has rights in this invention pursuant to STRATEGIC PARTNERSHIP PROJECTS No.* [redacted] *with Battelle Energy Alliance, LLC under Prime Contract NO. DE-AC07-05ID14517 with the U.S. Department of Energy."*

4. Invention Identification, Disclosures, and Reports

A. The Sponsor shall furnish the Patent Counsel a written report containing full and complete technical information concerning each Subject Invention it makes within six (6) months after conception or first actual reduction to practice, whichever occurs first, in the course of or under this Agreement, but in any event prior to any on sale, public use, or public disclosure of such invention known to the Sponsor. The report shall identify the Agreement and inventor and shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art to which the invention pertains a clear understanding to the extent known at the time of disclosure, of the nature, purpose, operation, and to the extent known, the physical, chemical, biological, or electrical characteristics of the invention. The report should also include any election of invention rights under this Article. When an invention is reported under this Paragraph 4.A., it shall be presumed to have been made in the manner specified in Section (a)(1) and (2) of 42 USC 5908.

B. The Facility Contractor shall report to DOE Subject Inventions it makes in accordance with the procedures set forth in Facility Contractor's DOE Prime Contract No. DE-AC07-05ID14517. In addition, the Facility Contractor shall disclose to the Sponsor at the same time as disclosure to the Department any Subject Inventions made by the Facility Contractor under this Agreement and the Sponsor shall notify the Department within six (6) months of receipt of such disclosure by the Sponsor of any election of patent rights under this Article.

C. Requests for extension of time for election under subparagraphs A. and B. may be granted by Patent Counsel for good cause shown in writing.

5. Limitation of Rights

Nothing contained in this Article shall be deemed to give the Government any rights with respect to any invention other than a Subject Invention except as set forth in the Facilities License of Paragraph 6.

6. Facilities License

In addition to the rights of the Parties with respect to Subject Inventions, the Sponsor agrees to and does hereby grant to the Government an irrevocable, non-exclusive, paid-up license in and to any inventions or discoveries regardless of when conceived or first actually reduced to practice or acquired by the Sponsor, which at any time, through completion of work under this Agreement, are owned or controlled by the Sponsor and are incorporated in the facility as a result of this Agreement to such an extent that the facility is not restored to the condition existing prior to this Agreement (1) to practice or to have practiced by or for the Government at the facility, and (2) to transfer such license with the transfer of the facility. The acceptance or exercise by the Government of the aforesaid rights and license shall not prevent the Government at any time from contesting the enforceability, validity, or scope of, or title to, any rights or patents herein licensed.

7. Early Termination of Agreement

The terms and conditions of this Article shall survive this Agreement, in the event that this Agreement is terminated before completion of the Statement of Work.

15. <u>TECHNICAL DATA RIGHTS</u>

1. Definitions

A. "Facility Contractor" means Battelle Energy Alliance, LLC as Operator of the Idaho National Laboratory, operating under DOE Prime Contract No. DE-AC07-05ID14517 or any successor contractor thereof.

B. "Generated Information" means information produced in the performance of this Agreement, and Facility subcontracts under this Agreement.

C. "Proprietary Information" means information which is developed at private expense, is marked as Proprietary Information, and embodies (1) trade secrets or (2) commercial or financial information which is privileged or confidential under the Freedom of Information Act (5 USC 552 (b)(4)).

D. "Unlimited Rights" means the right to use, disclose, reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, in any manner and for any purpose, and to have or permit others to do so.

2. For the work to be performed at the DOE/NNSA facility, the Sponsor agrees to furnish to the Facility Contractor or leave at the facility that information, if any, which is (1) essential to the performance of work by the Facility Contractor personnel or (2) necessary for the health and safety of such personnel in the performance of the work. Any information furnished to the Facility Contractor shall be deemed to have been delivered with Unlimited Rights unless marked as Proprietary Information. The Sponsor agrees that it has the sole responsibility for appropriately identifying and marking all documents containing Proprietary Information, whether such documents are furnished by the Sponsor or produced under this Agreement and made available to the Sponsor for review.

3. The Sponsor may designate as Proprietary Information any Generated Information where such data would embody trade secrets or would comprise commercial or financial information that is privileged or confidential if it were obtained from a third party. Such Proprietary Information will, to the extent permitted by law, be maintained in confidence and disclosed or used by the Facility Contractor (under suitable protective conditions) only for the purpose of carrying out the Facility Contractor's responsibilities under this Agreement. Upon completion of activities under this Agreement, such Proprietary Information will be disposed of as requested by the Sponsor. No less than sixty (60) days before the Facility Contractor intends to release data associated with this Agreement to anyone, the Sponsor will be afforded the opportunity to review that data to ascertain whether it is Proprietary Information and to mark it as such. Failure of any Party to respond to a proposed publication within sixty (60) days of confirmation of receipt shall be deemed as approval for the publishing Party to proceed with the publications.

4. The Government and Facility Contractor agree not to disclose properly marked Proprietary Information to anyone other than the Sponsor without written approval of the Sponsor, except to Government employees who are subject to the statutory provisions against disclosure of confidential information set forth in the Trade Secrets Act (18 USC 1905). The Government and Facility Contractor shall have the right, at reasonable times up to three (3) years after the termination or completion of this Agreement, to inspect any information designated as Proprietary Information by the Sponsor, for the purpose of verifying that such information has been properly identified as Proprietary Information.

5. Within ninety (90) days following termination of this Agreement, the Sponsor shall direct the Facility Contractor to return or destroy, within sixty (60) days, any Proprietary Information used in or developed under this agreement and provide a written notice of destruction to the Sponsor, except for any electronically archived documents, which may not be used or accessed for any purpose. The Government and Facility Contractor shall have Unlimited Rights in any Proprietary Information which is incorporated into the facility or equipment under this Agreement to such extent that the facility or equipment is not restored to the condition existing prior to such incorporation.

6. The Sponsor agrees that the Facility Contractor will provide to the Department a nonproprietary description of the work performed under this Agreement.

7. The Government shall have Unlimited Rights in all Generated Information produced or information provided to the Facility Contractor by the Parties under this Agreement, except for information which is disclosed in a Subject Invention disclosure being considered for patent protection, or which is marked as being Proprietary Information.

8. Copyrights. The Sponsor may assert copyright in any of its Generated Information, and may also require the Facility Contractor, at the Sponsor's expense, to assert and assign copyright as may exist in any Generated Information produced by the Facility Contractor which the Sponsor wishes to copyright. Subject to the other provisions of this Article, and to the extent copyright is asserted, the Government reserves for itself and others acting in its behalf, a paid-up, world-wide, irrevocable, non-exclusive license for Governmental purposes to publish, distribute, translate, duplicate, exhibit, prepare derivative works, and perform any such copyrighted works.

9. The terms and conditions of this Article shall survive this Agreement, in the event that the Agreement is terminated before completion of the Statement of Work.

16. ASSIGNMENT

Neither this Agreement nor any interest therein or claim thereunder shall be assigned or transferred by either Party, except as authorized in writing by the other Party to this Agreement, provided the Contractor may transfer it to the DOE, or its designee, with notice of such transfer to the Sponsor, and the Contractor shall have no further responsibilities except for the confidentiality, use and/or non-disclosure obligations of this

Agreement. The obligations of the Contractor shall apply to any successor continuing the operation of the DOE facility involved in this Agreement.

17. SIMILAR OR IDENTICAL SERVICES

The Government and/or Contractor shall have the right to perform similar or identical services in the Statement of Work for other entities as long as the Sponsor's Proprietary Information is not utilized. Sponsor's Proprietary Information is defined in Article 15, Rights in Technical Data.

18. EXPORT CONTROL

A. THE PARTIES UNDERSTAND THAT, TO THE EXTENT MATERIALS AND INFORMATION RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT ARE SUBJECT TO EXPORT CONTROL LAWS, EACH PARTY IS RESPONSIBLE FOR ITS OWN COMPLIANCE WITH SUCH LAWS.

B. The Parties acknowledge that to the extent the activities covered by this Agreement are subject to U.S. export control laws, (i) transactions with certain persons, and (ii) the exportation of certain types and levels of technologies and services, are prohibited or restricted. These laws include, without limitation, the Arms Export Control Act, the Export Administration Act, the International Emergency Economic Powers Act, and the Atomic Energy Act and regulations issued pursuant to these, including the Export Administration Regulations (EAR)(15 CFR Parts 730-774), the International Traffic in Arms Regulations (ITAR) (22 CFR Parts 120-130), and the Nuclear Regulatory Commission and Department of Energy export regulations (10 CFR Parts 110 and 810).

C. Export licenses or other authorizations from the U.S. Government may be required for the export of goods, technical data or services under this Agreement. The Parties acknowledge that export control requirements may change and that the export of goods, technical data or services from the U.S. without an export license or other appropriate governmental authorization may result in criminal liability.

D. Each Party is responsible for its own compliance with laws and regulations governing export controls and acknowledges that it can contact the U.S. Departments of Commerce, State, Energy and Treasury for guidance as to applicable licensing requirements and other restrictions.

19. FOREIGN GOVERNMENT-SPONSORED TALENT RECRUITMENT PROGRAM (FGSTRP) OR OTHER FOREIGN GOVERNMENT-SPONSORED OR AFFILIATED ACTIVITY (OFGSAA)

The Sponsor and all lower-tiers shall certify if any employee(s) or subcontractor employee(s) who are working under this Agreement either on-site at a DOE NNSA site/facility or in DOE/NNSA/contractor leased space are participating in a FGSTRP or OFGSAA as defined in Attachment 2 of DOE O 486.1A, which is available at https://www.directives.doe.gov/directives-documents/400-series/0486.1-Border-a. Countries that are identified as "Foreign Country of Risk" are People's Republic of China, Russia, North Korea, and Iran and is subject to change upon DOE request.

A. Sponsor shall notify Contractor within five (5) business days of any personnel changes under this Agreement that result in any change to Sponsor's certification under this requirement.

B. Failure to report or falsify to this requirement may result in exercising contractual remedies in accordance with the terms of this Agreement.

C. Contractor reserves the right to remove any employee(s) participating in the FGSTRP or OFGSAA from performing any work under this Agreement from any facilities of the INL or from any other DOE/NNSA site/facility (including a DOE/NNSA contractor leased facility). To the extent the U.S. Department of Energy requires the Sponsor employee(s) participating in the FGSTRP or OFGSAA to be removed from performing any further work under this Agreement, the Sponsor shall do so unless such employee(s) agree to discontinue his/her/their participation in the FGSTRP or OFGSAA.

D. Sponsor agrees that it shall not submit any request for claim or request for equitable adjustment against

Contractor as a result of direction under this subparagraph.

20. TERMINATION

Performance of work under this Agreement may be terminated at any time by either Party, without liability, upon giving a thirty (30) day written notice to the other Party. The Contractor shall terminate this Agreement only i) when the Contractor determines, after direction from DOE, that such termination is in the best interest of the Government, ii) if the Sponsor fails to advance the funds required in any PTS. In the event of termination, the Sponsor shall be responsible for the Contractor's costs (including the closeout costs), through the effective date of termination, but in no event shall the Sponsor's cost responsibility exceed the total cost to the Sponsor as described in Article 3, Costs. It is agreed that any obligations of the Parties regarding Proprietary Information or other intellectual property will remain in effect, despite early termination of the Agreement.

21. DISPUTES

The Parties shall attempt to jointly resolve all disputes arising from this Agreement. In the event a dispute arises under this Agreement, the Sponsor is encouraged to contact Facility Contractor's Technology Partnerships Ombudsman in order to resolve such dispute before pursuing third-party mediation or other remedies. If the Parties are unable to jointly resolve a dispute within sixty (60) days, the Parties agree to submit the dispute to a third-party mediation process that is mutually agreed upon by the Parties.

After the Parties have consulted with the Technology Partnership Ombudsman in accordance with the paragraph above and are unable to jointly resolve the dispute, the Parties can seek resolution through a judicial proceeding. Neither Party will be prevented from resorting to a judicial proceeding if (1) good faith efforts to resolve the dispute have been unsuccessful or (2) interim relief from a court is necessary to prevent serious injury. Any and all litigation involving disputes, claims, or either Party's rights and duties under or arising as a result of this Agreement shall brought in a court of competent jurisdiction in the State of Idaho. This Agreement will be construed in accordance with the substantive laws of the State of Idaho.

22. ENTIRE AGREEMENT AND MODIFICATIONS

1. This Agreement with its PTSs contains the entire agreement between the Parties with respect to the subject matter thereof, and all prior representations or agreements relating hereto have been merged into this document and are thus superseded in totality by this Agreement.

2. Any agreement to materially change any terms or conditions of this Agreement or the PTSs shall be valid only if the change is made in writing and executed by the Parties hereto.

In witness whereof, the Parties have executed this Agreement.

BATTELLE ENERGY ALLIANCE, LLC:	**LIGHTBRIDGE CORPORATION:**
Name: [redacted]	Name: Andrey Mushakov
Title: [redacted]	Title: Executive Vice President, Nuclear Ops
Date: September 27. 2022	Date: September 27, 2022
Signature: [redacted]	Signature: /s/ Andrey Mushakov

Appendix A
Statement of Work, Mod 0
05/31/2022
Fabrication and Irradiation Testing of Lightbridge Fuel Coupon Samples and Rodlets in ATR and TREAT, and Post-Irradiation Examination
SPP No. [redacted]

1. BACKGROUND AND PURPOSE

Lightbridge Corporation (Lightbridge, Sponsor), located in Reston, Virginia, is a nuclear fuel technology development company. Lightbridge is developing proprietary next-generation nuclear fuel technologies for current and future reactors to significantly enhance the economics and safety of nuclear power, operating at about 1,000°C cooler than standard fuel. The purpose is to improve reactor economics through power uprates, longer fuel cycles, and carbon credits while adding non-emitting baseload electricity with dramatically improved reactor safety. Lightbridge is focusing its development efforts primarily on demonstrating its metallic fuel rod technology and a fuel assembly design for power uprates and longer fuel cycles in existing pressurized water reactors as well as water-cooled small modular reactors (SMRs).

Battelle Energy Alliance, LLC (BEA, Contractor), the management and operating contractor of Idaho National Laboratory (INL), located in Idaho Falls, Idaho, is the lead nuclear laboratory for the U.S. Department of Energy (DOE). BEA's nuclear engineering expertise draws upon multiple disciplines required to analyze, design, demonstrate, deploy, and operate nuclear systems. These include capabilities in neutronics, thermal hydraulics, structural-design analyses for small- and large-scale experiments, mechanistic and probabilistic safety and other risk analyses, development of robust materials for the nuclear environment, and development of destructive and nondestructive nuclear materials detection and safeguards technologies.

INL also hosts unique, unparalleled irradiation and post-irradiation examination (PIE) facilities. For steady state irradiation testing the Advanced Test Reactor (ATR) provides the ability to tailor irradiation experiments to a variety of conditions. Transient testing is also available through the Transient Test Reactor (TREAT) where unique thermal-hydraulic behaviors can be investigated. Both reactors are supported by world class fabrication and assembly facilities that can utilize conventional and more advanced fabrication methods.

2. POINTS OF CONTACT

Name /Title	Organization	Phone/Email
[redacted]	[redacted]	[redacted]
[redacted]		[redacted]

[redacted]	[redacted]	[redacted]
[redacted]	[redacted]	[redacted]

3. SCOPE OF WORK

3.1 Overview

Duration of SPP

The period of performance of this SPP, under which this Statement of Work (SOW) accompanies, is seven (7) years.

All tasks are written at a high level and are not written with consideration to existing commitments, Department of Energy (DOE) directed work, or other potential work. All Project Task Statements (PTS) will be developed with consideration of existing commitments and DOE directed work at the time of the PTS development. PTS statements will be written such that upon work acceptance there is minimal risk to the capacity for BEA to execute on schedule the existing commitments and DOE directed work at the time of work acceptance.

SPP Phase Descriptions

SPP Phase 1: Production of Coupons

[redacted]

SPP Phase 2: Post-Irradiation Examination of Coupons

[redacted]

SPP Phase 3: Fabrication Processes for Lightbridge Fuel

[redacted]

SPP Phase 4: Post-Irradiation Examination of Lightbridge Fuel

[redacted]

SPP Phase 5: Post-Irradiation Examination of TREAT Irradiated Lightbridge Fuel

[redacted]

4. QUALITY ASSURANCE

For each of the CRADA phases described above, a quality assurance plan will be developed to provide direction for the quality management oversight of the work activities during the phase. The quality assurance plan for a particular phase will be included within or referenced within the detailed Project Task Statement (PTS) for that work and will be approved by Lightbridge prior to initiation of that work. It is intended that these quality assurance plans will be developed using a "graded approach" depending on the safety significance and complexity of each phase set of activities. However, it may be acceptable to use one overall quality assurance plan for the duration of all phases if acceptable to and approved by Lightbridge.

Lightbridge Corporation, in coordination with the quality assurance plan activities of BEA, will conduct an acceptance process (dedication) performed in accordance with ASME NQA-1 to provide reasonable assurance that the testing, examination, and resulting fuel characteristic data reported by BEA, is deemed conducted in accordance with ASME NQA-1 requirements. Lightbridge Corporation will become responsible, for this resulting data generation, to meet any potential requirements of NRC regulation 10

CFR 21. This assurance will be achieved by identifying the critical characteristics of the item and verifying their acceptability by inspections, tests, or analyses performed by Lightbridge supplemented as necessary by one or more of the following: audits, surveys; product inspections or witness at hold-points at INL's facilities, and analysis of historical records for acceptable performance.

[redacted]